As filed with the Securities and Exchange Commission on
                                October 22, 1999
                           Registration No. 333- _____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                                    Under the
                             Securities Act of 1933

                            FRANKLIN RESOURCES, INC.
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             (Exact Name of Registrant as Specified in its Charter)

              Delaware                               13-2670991
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            (State or Other Jurisdiction of         (I.R.S. Employer
           Incorporation or Organization)         Identification No.)

                           777 Mariners Island Blvd.,
                               San Mateo, CA 94404
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          (Address, Including Zip Code, of Principal Executive Offices)

                            FRANKLIN RESOURCES, INC.
                       1998 UNIVERSAL STOCK INCENTIVE PLAN
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                              (Full Title of Plan)

                             Leslie M. Kratter, Esq.
                          Vice President and Secretary
                            Franklin Resources, Inc.
                           777 Mariners Island Blvd.,
                        San Mateo, California 94404-1585
                                 (650) 312-2000
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          (Name and Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)


                                   Copies to:
                             Jeffrey E. Tabak, Esq.
                           Weil, Gotshal & Manges, LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000
                           ---------------------------

                         CALCULATION OF REGISTRATION FEE
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Title of          Amount to     Proposed      Proposed        Amount of
Securities            be        Maximum       Maximum         Registration
 to be            Registered    Offering      Aggregate       Fee(2)
Registered           (1)        Price Per     Offering
                                Share(2)      Price(2)
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Common Stock,
 par value
 $0.10 per
 share          4,000,000       $27.7813   $111,125,200.00    $30,892.81
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(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this
Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price and the Registration Fee are based upon the average of the high and low composite prices per share of the Registrant's Common Stock reported on the New York Stock Exchange on October 18, 1999.
        -----------------------------------------------------------------

                                  INTRODUCTION

This Registration Statement on Form S-8 is filed by Franklin Resources, Inc., a Delaware corporation (the "Company" or the "Registrant"), relating to 4,000,000 shares of Common Stock of the Company (the "Shares") to be issued from time to time in accordance with the terms of the Company's 1998 Universal Stock Incentive Plan, to be registered hereby, which Shares are in addition to the 3,000,000 shares of Common Stock of the Company registered on the Company's Form S-8 filed on December 31, 1998 (Commission File No. 333-70035) and the 3,000,000 shares of Common Stock of the Company registered on the Company's Form S-8 filed on July 21, 1999 (Commission File No. 333-83377) (the "Prior Registration Statements"). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements, except as otherwise set forth in this Registration Statement, are incorporated by reference herein.


Item 8.  Exhibits.

4(a) Registrant's Certificate of Incorporation, as filed November 28, 1969, incorporated by reference to Exhibit (3)(i) to the Company's Annual Report on Form 10- K for the fiscal year ended September 30, 1994 (the "1994 Annual Report") (File No. 1-9318)

4(b) Registrant's Certificate of Amendment of Certificate of Incorporation, as filed March 1, 1985, incorporated by reference to Exhibit (3)(ii) to the 1994 Annual Report

4(c) Registrant's Certificate of Amendment of Certificate of Incorporation, as filed April 1, 1987, incorporated by reference to Exhibit (3)(iii) to the 1994 Annual Report

4(d) Registrant's Certificate of Amendment of Certificate of Incorporation, as filed February 2, 1994, incorporated by reference to Exhibit (3)(iv) to the 1994 Annual Report

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4(e) Registrant's By-laws, as filed February 14, 1995, incorporated by reference to Exhibit (3)(v) to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994 (File No. 1-9318)

5    Opinion of Weil, Gotshal & Manges, LLP.

23(a) Consent of PricewaterhouseCoopers LLP.

23(b) Consent of Weil, Gotshal & Manges, LLP (included in its opinion which appears as Exhibit 5 to this Registration Statement).

24 Powerof attorney (included as part of the signature pages to this Registration Statement and incorporated herein by reference).

99 Franklin Resources, Inc. 1998 Universal Stock Incentive Plan incorporated by reference to Exhibit A to Registrant's Proxy Statement filed electronically on December 23, 1998 under cover of Schedule 14A in connection with its Annual Meeting of Stockholders held on January 28, 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on the 20th day of October, 1999.

                            FRANKLIN RESOURCES, INC.


                              By:  /s/ Leslie M. Kratter
                                   Leslie M. Kratter
                                   Vice President and Secretary

     The undersigned officers and directors of Franklin Resources, Inc., hereby severally constitute Harmon E. Burns and Leslie M. Kratter, and any of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our name in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8 filed by Franklin Resources, Inc. with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in such capacities to enable Franklin Resources, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

     Pursuant  to  the   requirements  of  the Securities  Act of  1933, this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

FRANKLIN RESOURCES, INC.


Date:     October 20, 1999    By:  /s/ Charles B. Johnson
                                   Charles B. Johnson, President,
                                   Chief Executive Officer and Director

Date:     October 20, 1999    By:  /s/ Harmon E. Burns
                                   Harmon E. Burns, Executive Vice
                                   President and Director

Date:     October 20, 1999    By:  /s/ Rupert H. Johnson
                                   Rupert H. Johnson, Jr., Executive
                                   Vice President and Director


Date:     October 20, 1999    By:  /s/ Charles E. Johnson
                                   Charles E. Johnson, Senior Vice
                                   President and Director

Date:     October 20, 1999    By:   /s/ Martin L. Flanagan
                                   Martin L. Flanagan, Senior Vice
                                   President and Chief Financial Officer

Date:     October 20, 1999    By:  /s/ Kenneth A. Lewis
                                   Kenneth A. Lewis, Vice President and
                                   Corporate Controller

Date:     October 20, 1999    By:  /s/ Warren Hellman
                                   F. Warren Hellman, Director

Date:     October 20, 1999    By:  /s/ Harry O. Kline
                                   Harry O. Kline, Director

Date:     October 20, 1999    By:  /s/ James A. McCarthy
                                   James A. McCarthy, Director

Date:     October 20, 1999    By:  /s/ Peter M. Sacerdote
                                   Peter M. Sacerdote, Director

Date:     October 20, 1999    By:  __________________________
                                   Louis E. Woodworth, Director

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                                  Exhibit Index

Exhibit Number      Description


4(a) Registrant's Certificate of Incorporation, as filed November 28, 1969, incorporated by reference to Exhibit (3)(i) to the Company's Annual
      Report on Form 10- K for the fiscal year ended September 30, 1994 (the"1994 Annual Report") (File No. 1-9318)


4(b) Registrant's Certificate of Amendment of Certificate of Incorporation, as filed March 1, 1985, incorporated by reference to Exhibit (3)(ii) to the 1994 Annual Report

4(c) Registrant's Certificate of Amendment of Certificate of Incorporation, as filed April 1, 1987, incorporated by reference to Exhibit (3)(iii) to the 1994 Annual Report

4(d) Registrant's Certificate of Amendment of Certificate of Incorporation, as filed February 2, 1994, incorporated by reference to Exhibit (3)(iv) to the 1994 Annual Report

4(e) Registrant's By-laws, as filed February 14, 1995, incorporated by reference to Exhibit (3)(v) to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994 (File No. 1-9318)

5    Opinion of Weil, Gotshal & Manges, LLP.

23(a) Consent of PricewaterhouseCoopers LLP.

23(b) Consent of Weil, Gotshal & Manges, LLP (included in its opinion which appears as Exhibit 5 to this Registration Statement).

25 Power of attorney (included as part of the signature pages to this Registration Statement and incorporated herein by reference).

99    Franklin Resources, Inc. 1998 Universal Stock Incentive Plan  incorporated
      by  reference  to  Exhibit  A  to  Registrant's   Proxy  Statement  filed
      electronically  on December  23, 1998  under  cover of Schedule  14A   in
      connection with its Annual Meeting of Stockholders held on January 28, 1999.

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                                                                       Exhibit 5

               OPINION AND CONSENT OF WEIL, GOTSHAL & MANGES, LLP

      WEIL, GOTSHAL & MANGES, LLP 767 Fifth Avenue, New York, NY 10153-0119
                       (212) 310-8000 FAX: (212) 310-8007


                                October 21, 1999

Franklin Resources, Inc.
777 Mariners Island Blvd.
San Mateo, California 94404

Ladies and Gentlemen:

     We have acted as counsel to Franklin Resources, Inc. (the "Company") in connection with the filing of the Registration Statement on Form S-8 (the "Registration Statement") by the Company with the Securities and Exchange Commission on October 22, 1999 with respect to four million (4,000,000) shares of common stock of the Company, par value $0.10 per share (the "Common Stock"), being registered in connection with the Company's 1998 Universal Stock Incentive Plan (the "Plan").

     In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. We have also assumed the valid existence of the Company.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Common Stock reserved for issuance upon the exercise of options or rights or shares granted or to be granted under the Plan will be, when issued and paid for upon such exercise or grant in accordance with the provisions of the Plan, validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to any and all references to our firm in the Registration Statement.

     The opinion expressed herein is limited to the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.


                                   Very truly yours,

                                   /s/ Weil, Gotshal & Manges, LLP


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                                                                   Exhibit 23(a)


                     CONSENT OF PRICEWATERHOUSECOOPERS LLP,
                             INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the Registration Statement of Franklin Resources, Inc. on Form S-8 for the 1998 Universal Stock Incentive Plan of our report dated October 23, 1998 on our audit of the consolidated financial statements of Franklin Resources, Inc. and subsidiaries as of September 30, 1998 and 1997 and for the years ended September 30, 1998, 1997 and 1996, which report is included in the Franklin Resources, Inc. Annual Report on Form 10-K/A for the fiscal year ended September 30, 1998.




PricewaterhouseCoopers LLP

San Francisco, California
October 21, 1999







                                    Page 8
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                                                                   Exhibit 23(b)


                     CONSENT OF WEIL, GOTSHAL & MANGES, LLP

                             (included in Exhibit 5)




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                                                                      Exhibit 24


                                POWER OF ATTORNEY

        (included in the signature pages to this Registration Statement)